EXHIBIT B

LIST OF EXECUTIVE OFFICERS AND DIRECTORS

Capital Technologies CDPQ Inc.

DIRECTORS	BUSINESS ADDRESS	PRINCIPAL OCCUPATION
Henri-Paul Rousseau	Caisse de dépôt et placement du Québec 1000, place Jean-Paul Riopelle Montréal (Québec) H2Z 2B3	Chairman and Chief Executive Officer
Jacques M. Brault	Financière Banque Nationale 1155, Metcalfe, 23[e] étage Montréal (Québec) H3B 4S9	General Manager
Denis Dionne	Capital Technologies CDPQ Inc. 1000, place Jean-Paul Riopelle Montréal (Québec) H2Z 2B3	President
Claude Lajeunesse	Ryerson Polytechnic University 350, Victoria Street Toronto (Ontario) H2M 2V1	President and Vice- Chancellor
Jean-Yves Leblanc	Bombardier Transport 800, René-Lévesque Blvd. West Montréal (Québec) H3B 1Y8	Chairman of the Board
Serge Martin	Martin International 500, Place d'Armes, Suite 2910 Montréal (Québec) H2Y 2W2	President
Guy Morneau	Régie des rentes du Québec 2600, boul. Laurier, bureau 546 Québec (Québec) G1V 4T3	Chairman of the Board and President
André Nadeau	CGI Group Inc. 1130, Sherbrooke West, 5th Floor Montreal (Quebec) H3A 2M8	Executive Vice-President and Chief Strategy Officer
Louis Brunel	Institut International des Télécommunications Place Bonaventure 800, de la Gauchetière Ouest, Suite 6700 Montréal (Québec) H5A 1K6	President and Chief Executive Office
Khalil Barsoum	30 Valentine Drive Toronto (Ontario) M3A 3J8

OFFICERS	BUSINESS ADDRESS	PRINCIPAL OCCUPATION
Henri-Paul Rousseau	Caisse de dépôt et placement du Québec 1000, place Jean-Paul Riopelle Montréal (Québec) H2Z 2B3	Chairman and Chief Executive Officer
Denis Dionne	Capital Technologies CDPQ Inc. 1000, place Jean-Paul Riopelle Montréal (Québec) H2Z 2B3	President
Ghislain Parent	Caisse de dépôt et placement du Québec 1000, place Jean-Paul Riopelle Montréal (Québec) H2Z 2B3	Vice-President, Finance and Control
Ginette Depelteau	Same	Secretary

LIST OF EXECUTIVE OFFICERS AND DIRECTORS

CAISSE DE DÉPÔT ET PLACEMENT DU QUÉBEC

DIRECTORS	BUSINESS ADDRESS	PRINCIPAL OCCUPATION
Henri-Paul Rousseau	Caisse de dépôt et placement du Québec 1000, place Jean-Paul Riopelle Montréal (Québec) H2Z 2B3	Chairman and Chief Executive Officer
Guy Morneau	Régie des rentes du Québec 2600, boul. Laurier, bureau 546 Québec (Québec) G1V 4T3	Chairman of the Board and President
Jean-Claude Bachand	Fraser Milner Casgrain 1, Place Ville-Marie Bureau 3900 Montréal (Québec) H3B 4M7	Lawyer
Bernard Bonin	745, Hot Springs Way Ottawa (Ontario) K1V 1W8
Claudette Carbonneau	Confédération des syndicats nationaux 1601, Delorimier Montréal (Québec) H2K 4M5	President
Alban D'Amours	Mouvement des caisses Desjardins 100, avenue des Commandeurs Lévis (Québec) G6V 7N5	President
Sylvie Dillard	Fonds québécois de la recherche sur la nature et les technologies 140, Grande-Allée Est, Bureau 450 Québec (Québec) G1R 5M8	Member and President of the board and Chief Executive Officer
Yves Filion	Hydro-Québec Distribution 75, boul. René-Lévesque Ouest Montréal (Québec) H2Z 1A4	President
Gilles Godbout	Ministère des Finances 12, rue St-Louis Québec (Québec) G1R 5L3	Deputy Minister, Finance, Economy and Research
Thomas O. Hecht	Technologies IBEX Inc. 5485, rue Paré Montréal (Québec) H4P 1P7	Chairman Emeritus
Henri Massé	Fédération des travailleurs et travailleuses du Québec 545, boul. Crémazie Est Montréal, (Québec) H2M 2V1	President
Nicole Trudeau	Commission municipale du Québec 500, René-Lévesque Blvd. West Suite 24.200 Montréal (Québec) H2Z 1W7	Vice-President
Duc Vu	Commission administrative des régimes de retraite et d'assurances 475, St-Amable Québec (Québec) G1R 5X3	President
John T. Wall	6601, Radnor Road Bethesda, Maryland 20817 USA

OFFICERS	BUSINESS ADDRESS	PRINCIPAL OCCUPATION
Henri-Paul Rousseau	Caisse de dépôt et placement du Québec 1000, place Jean-Paul Riopelle Montréal (Québec) H2Z 2B3	Chairman and Chief Executive Officer
Fernand Perreault	Same	President, CDP Capital - Real Estate Group and Executive Vice-President, CDP Capital
Richard Guay	Same	Executive Vice-President, Risk Management and Depositors' Accounts Management, CDP Capital
Ghislain Parent	Same	Executive Vice-President, Finance and Administration, CDP Capital
François Geoffrion	Same	Executive Vice-President, Strategic Development, CDP Capital
Ginette Depelteau	Same	Vice-President and Corporate Secretary